DYCOM INDUSTRIES, INC.
           4440 PGA Boulevard / Palm Beach Gardens, Florida 33410-6542
            First Union Center / Suite 600 / Telephone (561) 627-7171

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE        Contact: Thomas R. Pledger, Executive Chairman
                                      Steven E. Nielsen, President and CEO
                                      Douglas J. Betlach, Vice President and CFO
                                           (516) 627-7171


Palm Beach Gardens, Florida                                       March 15, 1999


                  DYCOM INDUSTRIES, INC. ENTERS INTO AGREEMENTS
       TO ACQUIRE ERVIN CABLE CONSTRUCTION, INC. AND APEX DIGITAL TV, INC.

Dycom Industries, Inc. (NYSE:"DY") announced today that it has entered into a Stock Purchase Agreement and a Merger Agreement with the stockholders of Ervin Cable Construction, Inc. and Apex Digital TV, Inc., respectively, whereby Ervin Cable Construction, Inc. and Apex Digital TV, Inc. will become wholly-owned subsidiaries of Dycom Industries, Inc.

Ervin Cable Construction, Inc., a Sturgis, Kentucky based company, provides construction services to cable television multiple system operators. Apex Digital TV, Inc., also a Sturgis, Kentucky based company, provides installation and maintenance services to direct broadcast satellite providers.

Dycom is a leading provider of engineering, construction, and maintenance services to telecommunications providers throughout the United States. Additionally, the Company provides similar services related to the installation of integrated voice, data, and video local and wide area networks within office buildings and similar structures. Dycom also provides underground utility locating and electric utility contracting services.